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                                                                    EXHIBIT 5(a)

                  [LETTERHEAD OF CITIZENS BANKING CORPORATION]

                               September 20, 2006

Citizens Banking Corporation
328 South Saginaw Street
Flint, Michigan  48502

         Re:      Citizens Banking Corporation
                  Registration Statement on Form S-3ASR

Dear Sirs:

      I am General Counsel and Secretary of Citizens Banking Corporation, a Michigan corporation (the "Registrant"), and I have represented the Registrant in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the offering from time to time, as set forth in the two prospectuses contained in the Registration Statement (each, a "Prospectus"), and as to be set forth in one or more supplements to the Prospectuses (each such supplement, a "Prospectus Supplement"), of the Registrant's senior debt securities (the "Senior Debt Securities"), senior subordinated debt securities (the "Senior Subordinated Debt Securities"), junior subordinated debt securities (the "Junior Subordinated Debt Securities"), preferred stock (the "Preferred Stock"), depositary shares (the "Depositary Shares"), common stock (the "Common Stock"), warrants (the "Warrants"), stock purchase contracts (the "Stock Purchase Contracts"), units (the Units") and guarantees of preferred securities of certain affiliated trust entities (collectively, the "Securities"). The Securities being registered under the Registration Statement will be offered on a continuous or delayed basis pursuant to Rule 415 under the Act.

      I or members of my staff have examined the originals or copies certified or otherwise identified to our satisfaction, of the Registration Statement such corporate records and documents relating to the Registrant, including resolutions of the Board of Directors of the Registrant authorizing the issuance, offering and sale of the Securities, have examined such forms of agreements and indentures and have made such other inquiries of law and fact as we have deemed necessary or relevant as the basis of my opinion hereinafter expressed. Certain terms of the Securities to be issued by the Registrant from time to time will be approved by the Board of Directors of the Registrant or a duly authorized committee thereof or certain authorized officers of the Registrant as part of the corporate action taken and to be taken in connection with issuance of the Securities.

      Based on the foregoing, and subject to the qualifications and limitations stated herein, I am of the opinion that:

      1. the Senior Debt Securities to be issued under the indenture (the "Senior Debt Indenture") to be entered into between the Registrant and U.S. Bank National Association, as trustee (the "Trustee") have


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            been duly authorized and, assuming the due authorization of the
            Senior Debt Indenture by the Trustee, (i) when the final terms thereof have been duly established and approved, the form of Senior Debt Indenture has been finalized and has been duly executed and delivered and the Senior Debt Securities have been duly executed by the Registrant, in each case pursuant to the authority granted by the Board of Directors of the Registrant, (ii) upon the execution and delivery by the Registrant and the Trustee and, if required by the Senior Debt Indenture, a supplement to the Senior Debt Indenture, and (iii) when the Senior Debt Securities have been authenticated by the Trustee and issued in accordance with the terms of the Senior Debt Indenture and delivered to and paid for by the purchasers thereof, the Senior Debt Securities will constitute valid and legally binding obligations of the Registrant entitled to the benefits of the Senior Debt Indenture;

      2. the Senior Subordinated Debt Securities to be issued under the indenture (the "Senior Subordinated Debt Indenture") to be entered into between the Registrant and the Trustee have been duly authorized and, assuming the due authorization of the Senior Subordinated Debt Indenture by the Trustee, (i) when the final terms thereof have been duly established and approved, the form of Senior Subordinated Debt Indenture has been finalized and has been duly executed and delivered and the Senior Subordinated Debt Securities have been duly executed by the Registrant, in each case pursuant to the authority granted by the Board of Directors of the Registrant,
            (ii) upon the execution and delivery by the Registrant and the Trustee and, if required by the Senior Subordinated Debt Indenture, a supplement to the Senior Subordinated Debt Indenture, and (iii) when the Senior Subordinated Debt Securities have been authenticated by the Trustee and issued in accordance with the terms of the Senior Subordinated Debt Indenture and delivered to and paid for by the purchasers thereof, the Senior Subordinated Debt Securities will constitute valid and legally binding obligations of the Registrant entitled to the benefits of the Senior Subordinated Debt Indenture;

      3. the Junior Subordinated Debt Securities to be issued under each of two indentures (each a "Junior Subordinated Debt Indenture") to be entered into between the Registrant and the Trustee have been duly authorized and, assuming the due authorization of the applicable Junior Subordinated Debt Indenture by the Trustee, (i) when the final terms thereof have been duly established and approved, the form of Junior Subordinated Debt Indenture has been finalized and has been duly executed and delivered and the Junior Subordinated Debt Securities have been duly executed by the Registrant, in each case pursuant to the authority granted by the Board of Directors of the Registrant, (ii) upon the execution and delivery by the Registrant and the Trustee and, if required by the applicable Senior Subordinated Debt Indenture, supplement to the applicable Junior Subordinated Debt Indenture, and (iii) when the Junior Subordinated Debt Securities have been authenticated by the Trustee and issued in accordance with the terms of the applicable Junior Subordinated Debt Indenture and delivered to and paid for by the purchasers thereof, the Senior Subordinated Debt Securities will constitute valid and legally binding obligations of the Registrant entitled to the benefits of the applicable Junior Subordinated Debt Indenture;


      4. the Preferred Stock has been duly authorized and (i) when the final terms thereof have been duly established and approved and the applicable Certificate of Designation for the particular series of stock to be issued has been duly filed with the Office of the Secretary of State of Delaware, in each case pursuant to the authority granted by the Board of Directors of the Registrant, and
            (ii) when the Preferred Stock has been duly issued in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Board, and delivered to and paid for (in an amount at least

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            equal to the par value) by the purchasers thereof, the Preferred
            Stock will constitute a valid and legally binding obligation of the Registrant;

      5. the Depositary Shares have been duly authorized and (i) upon execution and delivery by the Registrant and a bank or trust company to be selected by the Registrant of a deposit agreement (the "Deposit Agreement"), (ii) when the final terms of the particular series of Preferred Stock to be issued in connection therewith have been duly established and approved and the applicable Certificate of Designation has been duly filed with the Office of the Secretary of State of Delaware, (iii) when the final terms of the Depositary Shares and of their issuance and sale have been duly established in conformity with the terms of the Deposit Agreement, (iv) when applicable Preferred Stock has been duly issued in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Board, and delivered to and paid for by the purchasers thereof, and (v) when receipts evidencing the Depositary Shares are duly issued against the deposit of the applicable series of Preferred Stock in accordance with the Deposit Agreement, the Depositary Shares will constitute a valid and legally binding obligation of the Registrant entitled to the benefits of the Deposit Agreement;

      6. the Common Stock has been duly authorized and when the Common Stock has been duly issued in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Board, and delivered to and paid for (in an amount at least equal to the par value) by the purchasers thereof, the Common Stock will constitute a valid and legally binding obligation of the Registrant;

      7. the Warrants have been duly authorized and (i) upon execution and delivery by the Registrant and a bank or trust company as the warrant agent of a warrant agreement, if applicable, (the "Warrant Agreement"), and (ii) when the Warrants have been duly issued and delivered to and paid for by the purchasers thereof, the Warrants will constitute a valid and legally binding obligation of the Registrant entitled to the benefits of the Warrant Agreement;

      8. the Stock Purchase Contracts have been duly authorized and (i) upon execution and delivery by the Registrant and each other party thereto of the Stock Purchase Contracts, (ii) when the terms of any collateral or other security arrangements relating to such Stock Purchase Contracts have been duly established and the agreement(s) relating thereto have been duly executed and delivered by each of the parties thereto and any collateral has been deposited with the collateral agent in accordance with such arrangements, and (iii) when the Stock Purchase Contracts have been duly issued and delivered to and paid for by the purchasers thereof, the Stock Purchase Contracts will constitute a valid and legally binding obligation of the Registrant;

      9. the Units have been duly authorized and (i) upon execution and delivery by the Registrant and a bank or trust company of a unit agreement (the "Unit Agreement"), and (ii) when the Units have been duly issued and delivered to and paid for by the purchasers thereof, the Units will constitute a

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            valid and legally binding obligation of the Registrant entitled to the benefits of the Units Agreement, the Units will constitute a valid and legally binding obligation of the Registrant entitled to the benefits of the Unit Agreement; and

      10. the Guarantees have been duly authorized and (i) upon execution and delivery by the Registrant and a bank or trust company, as guarantee trustee (the "Guarantee Agreement"), (ii) the Trust(s) issuing the Securities to which such Guarantees relate have been duly authorized, executed and delivered, the Guarantees will constitute a valid and legally binding obligation of the Registrant entitled to the benefits of the Guarantee Agreement.

      The opinion set forth above is subject to the effects of (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors' rights generally,
(b) general equitable principles (whether considered in a proceeding in equity or at law), (c) an implied covenant of good faith and fair dealing, (d) provisions of law that require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars, (e) limitations by any governmental authority that limit, delay or prohibit the making of payments outside the United States and (f) generally applicable laws that (i) provide for the enforcement of oral waivers or modifications where a material change of position in reliance thereon has occurred or provide that a course of performance may operate as a waiver, (ii) limit the availability of a remedy under certain circumstances where another remedy has been elected, (iii) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct, (iv) may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange, (v) may limit the enforceability of provisions providing for compounded interest, imposing increased interest rates or late payment charges upon delinquency in payment or default or providing for liquidated damages or for premiums upon acceleration and (vi) limit the waiver of rights under usury laws. I express no opinion as to whether, or the extent to which, the laws of any particular jurisdiction apply to the subject matter hereof, including, without limitation, the enforceability of the governing law provision contained in any Securities and their governing documents.

      This opinion is given on the basis of the law and the facts existing as of the date hereof. I assume no obligation to advise you of changes in matters of fact or law which may thereafter occur. My opinion is based on statutory laws and judicial decisions that are in effect on the date hereof, and I do not opine with respect to any law, regulation, rule or governmental policy which may be enacted or adopted after the date hereof.

      The foregoing opinions are limited to the federal laws of the United States, the laws of the State of New York and the laws of the State of Michigan, and I am expressing no opinion as to the effect of the laws of any other jurisdiction.

      The Registrant has received opinions regarding the Trust Preferred Securities from Richards, Layton & Finger, P.A., special Delaware counsel for the Corporation and the Issuer Trust. I am expressing no opinion with respect to the matters contained in such opinions.

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         This opinion is intended solely for use in connection with the
Corporation's Registration Statement on Form S-3 and may not be reproduced, filed publicly, or relied upon by you for any other purpose or by any other person for any purpose without our prior written consent.

      I hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of my name under the heading "Legal Matters" in the Prospectuses without admitting that I am an "expert" within the meaning of the Act, or other rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

                                    Very truly yours,

                                    /s/ Thomas W. Gallagher
                                    --------------------------
                                    Thomas W. Gallagher
                                    General Counsel and Secretary